Exhibit 99.1

KCG ANNOUNCES CONSOLIDATED EARNINGS OF $0.38 PER DILUTED

SHARE FOR THE SECOND QUARTER OF 2016

KCG reports consolidated revenues of $319.9 million

and pre-tax earnings of $54.6 million for the quarter

KCG increases book value to $16.79 per share and

tangible book value to $15.63 per share

JERSEY CITY, New Jersey – July 21, 2016 – KCG Holdings, Inc. (NYSE: KCG) today reported consolidated earnings of $33.6 million, or $0.38 per diluted share, for the second quarter of 2016. Pre-tax income of $54.6 million includes a gain of $33.4 million from the sale of a portion of the company’s investment in Bats Global Markets, Inc. (“Bats”).

Select Financial Results

	($ in thousands, except EPS)
	2Q16	1Q16	2Q15
Total Revenues	319,914	345,424	261,882
Trading revenues, net	186,882	223,938	170,750
Commissions and fees	94,961	106,101	87,370
Net Revenues(1)	190,076	249,972	175,490
Pre-tax income (loss)	54,565	59,965	(57,114)
EPS	0.38	0.41	(0.18)

(1)	See Exhibit 4 for a reconciliation of Total revenues to Net revenues. Net revenues is a non-GAAP measure the company uses to measure its performance as well as make certain strategic decisions.

Second Quarter Highlights

•	KCG grew its market share of retail SEC Rule 605 U.S. equity share volume among the leading market makers by more than two percentage points

•	KCG BondPoint set a new quarterly record for average daily fixed income par value traded

•	KCG recorded a pre-tax gain of $33.4 million from the sale of a portion of its investment in Bats

•	KCG grew consolidated revenues 22.2 percent year over year or 9.4 percent after adjusting for the gain from the sale of a portion of its Bats shares

•	KCG repurchased 3.5 million shares of KCG Class A Common Stock for $46.5 million and warrants for $14.2 million

Daniel Coleman, Chief Executive Officer of KCG, said, “Despite relatively poor market conditions for most of the second quarter, KCG produced reasonable financial results. KCG market making in U.S. equities had another strong quarter with a revenue capture of 1.07 basis points. In addition, our franchise ETF desk and KCG BondPoint both showed continued growth in revenues and market share. The results were further lifted by a sizeable gain from the sale of a portion of the company’s investment in Bats, a part of the proceeds from which went toward funding more than $60 million in stock and warrant repurchases during the quarter.”

Market Making

The Market Making segment encompasses direct-to-client and non-client, exchange-based market making across multiple asset classes and is an active participant in all major cash, options and futures markets in the U.S., Europe and Asia. During the second quarter of 2016, the segment generated total revenues of $211.8 million and pre-tax income of $40.5 million.

In the second quarter of 2016, market volumes of U.S. equities were muted due to uncertainty over impending market events and the macroeconomic outlook. For the quarter, average daily consolidated U.S. equity dollar volume rose just 1 percentage point year over year. Average daily retail SEC Rule 605 dollar volume declined approximately 8 percentage points over the same period. A rise in market volatility was largely confined to the final week of the quarter. The lack of conviction extended to market volumes of U.S. equity futures and options contracts. Outside of U.S. equities, market-wide trading activity also declined in European equities, U.S. Treasuries and currencies from a year ago.

Mr. Coleman commented, “Although the market for U.S. equities was relatively quiet until the tail end of the quarter, KCG Market Making produced strong results. The performance of quantitative trading models and market share gains of retail order flow drove the performance. Notwithstanding, lower realized volatility constrained results as did the broad declines in market volumes for certain asset classes and products year over year.”

In the first quarter of 2016, the segment generated total revenues of $258.9 million and pre-tax income of $75.5 million. Included in first quarter revenues is a $2.9 million gain from the sale of assets related to retail U.S. options market making.

In the second quarter of 2015, the segment generated total revenues of $192.3 million and pre-tax income of $4.4 million, which included accelerated stock-based compensation expense of $19.8 million resulting from stockholder-approved changes made during the quarter related to outstanding equity awards.

Select Trade Statistics: U.S. Equity Market Making

	2Q16	1Q16	2Q15
Average daily dollar volume traded ($ millions)	26,046	30,888	27,883
Average daily trades (thousands)	3,577	4,236	3,550
Average daily shares traded (millions)	4,680	4,816	5,785
NYSE and NASDAQ shares traded	972	1,109	885
OTC Bulletin Board and OTC Market shares traded	3,708	3,707	4,900
Average revenue capture per U.S. equity dollar value traded (bps)	1.07	1.13	0.80

Global Execution Services

The Global Execution Services segment comprises agency execution services and trading venues. During the second quarter of 2016, the segment generated total revenues of $68.1 million and pre-tax income of $1.7 million.

In the second quarter of 2016, institutional trading activity was tempered in anticipation of the June Federal Open Market Committee meeting and the “Brexit” referendum in the U.K., affecting U.S. and European equity market volumes. Market-wide trade volume of ETFs rose just 1 percentage point year over year. Conversely, the retail bond market was particularly active as corporate bond transactions under 250 bonds rose 31 percentage points year over year.

Mr. Coleman commented, “The subdued institutional trading activity affected KCG Institutional Equities in both algorithmic trading and sales trading. Despite only a modest rise in market volumes of ETFs, however, the franchise ETF desk performed well. KCG BondPoint set another new record for trade volumes in part on the strength of recent market share gains in municipals.”

In the first quarter of 2016, the segment generated total revenues of $76.4 million and pre-tax income of $6.3 million.

In the second quarter of 2015, the segment generated total revenues of $63.5 million and a pre-tax loss of $9.9 million, which included accelerated stock-based compensation expense of $8.2 million resulting from stockholder-approved changes related to outstanding equity awards in the second quarter of 2015.

Select Trade Statistics: Agency Execution and Trading Venues

	2Q16	1Q16	2Q15
Average daily KCG Institutional Equities U.S. equities shares traded (millions) (1)	217.5	271.8	215.4
Average daily KCG BondPoint fixed income par value traded ($ millions)	203.3	192.4	138.3

(1)	KCG Institutional Equities average daily U.S. National Market System (NMS) equity share volume represents trading on behalf of clients covering algorithmic trading and high touch sales trading in single stocks, ETFs and programs. In 2016, KCG modified the reporting of trading volumes within the Global Execution Services segment to remove internal volume generated by KCG trading desks and add volume from sales trading. Prior periods have been recast for this new presentation.

Corporate and Other

The Corporate and Other segment includes strategic investments and corporate overhead expenses. During the second quarter of 2016, the segment generated total revenues of $40.0 million and pre-tax income of $12.4 million. Included in these results is a gain of $33.4 million from the sale of a portion of the company’s investment in Bats. Following the sale, KCG retained a 13.7 percent ownership stake in Bats.

In the first quarter of 2016, the segment generated total revenues of $10.1 million and a pre-tax loss of $21.8 million. Included in first quarter revenues are a $3.7 million gain from KCG’s repurchase of a portion of its 6.875 percent Senior Secured Notes and a $2.8 million net gain primarily related to a distribution from an investment.

In the second quarter of 2015, the segment generated total revenues of $6.0 million and a pre-tax loss of $51.6 million. Included in these results is accelerated stock-based compensation expense of $0.8 million. Also included in these results are charges related to the early redemption of the $305 million 8.25% Senior Secured Notes comprising a debt make-whole premium of $16.5 million and writedown of capitalized debt costs of $8.5 million, as well as other real estate related charges of $6.3 million.

Financial Condition

As of June 30, 2016, KCG had $492.5 million in cash and cash equivalents and total outstanding debt of $452.7 million. KCG had $1.46 billion in stockholders’ equity, equivalent to a book value of $16.79 per share and tangible book value, which includes the value of its assets of businesses held for sale, of $15.63 per share based on total shares outstanding of 86.9 million, including restricted stock units.

During the second quarter of 2016, KCG repurchased 3.5 million shares for approximately $46.5 million and warrants for $14.2 million.

KCG’s headcount was 942 full-time employees at June 30, 2016, compared to 972 at March 31, 2016.

Subsequent Events

KCG announced today that Mike Blum, who joined the firm in January as Global Head of Client Technology, has been named Chief Technology Officer (“CTO”), effective October 1, 2016. Jon Ross, KCG’s CTO, will be leaving the company to pursue a variety of personal projects in the technology space, unrelated to trading and markets. Blum has nearly 25 years of industry experience designing and developing systems and managing global teams within high frequency, ECN, ATS and execution service spaces. Most recently, Blum was CTO at Teza Technologies. Ross will remain at KCG as CTO through the transition period.

Conference Call

KCG will hold a conference call to discuss second quarter 2016 financial results starting at 9:00 a.m. Eastern Time today, July 21, 2016. To access the call, dial 800-753-0487 (domestic) or 913-312-4373 (international) and enter passcode 3402400. In addition, the call will be webcast at http://edge.media-server.com/m/p/9wqdm557. Following the conclusion of the call, a replay will be available by selecting a number based on country of origin from a list posted at: https://replaynumbers.conferencinghub.com/index.aspx?confid=3402400&passcode=3402400 and entering passcode 3402400.

Additional information for investors, including a presentation of the second quarter financial results, can be found at http://investors.kcg.com.

About KCG

KCG is a leading independent securities firm offering investors a range of services designed to address trading needs across asset classes, product types and time zones. The firm combines advanced technology with specialized client service across market making, agency execution and venues and also engages in principal trading via exchange-based market making. KCG has multiple access points to trade global equities, fixed income, options, currencies and commodities via voice or automated execution. www.kcg.com

Certain statements contained herein and the documents incorporated by reference containing the words “believes,” “intends,” “expects,” “anticipates,” and words of similar meaning, may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These “forward-looking statements” are not historical facts and are based on current expectations, estimates and projections about KCG’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Any forward-looking statement contained herein speaks only as of the date on which it is made. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with: (i) the inability to manage trading strategy performance and sustain revenue and earnings growth; (ii) the receipt of additional payments from the sale of KCG Hotspot that are subject to certain contingencies; (iii) changes in market structure, legislative, regulatory or financial reporting rules, including the increased focus by Congress, federal and state regulators, the SROs and the media on market structure issues, and in particular, the scrutiny of high frequency trading, alternative trading systems, market fragmentation, colocation, access to market data feeds, and remuneration arrangements such as payment for order flow and exchange fee structures; (iv) past or future changes to KCG’s organizational structure and management; (v) KCG’s ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by KCG’s customers and potential customers; (vi) KCG’s ability to keep up with technological changes; (vii) KCG’s ability to effectively identify and manage market risk, operational and technology risk, cybersecurity risk, legal risk, liquidity risk, reputational risk, counterparty and credit risk, international risk, regulatory risk, and compliance risk; (viii) the cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative or arbitral rulings or proceedings; (ix) the effects of increased competition and KCG’s ability to maintain and expand market share; (x) the announced plan to relocate KCG’s global headquarters from Jersey City, NJ to New York, NY; and (xi) KCG’s ability to complete the sale or disposition of any or all of the assets or businesses that are classified as held for sale. The list above is not exhaustive. Because forward looking statements involve risks and uncertainties, the actual results and performance of KCG may materially differ from the results expressed or implied by such statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, KCG also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in KCG’s reports with the U.S. Securities and Exchange Commission (“SEC”), including those detailed in “Risk Factors” in Part I, Item 1A of KCG’s Annual Report on Form10-K for the year ended December 31, 2015, “Legal Proceedings” in Part I, Item 3, under “Certain Factors Affecting Results of Operations” in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7, in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time. This information should be read in conjunction with KCG’s Consolidated Financial Statements and the Notes thereto contained in its Annual Report on Form 10-K, Quarterly Report on Form 10-Q for the quarter-ended March 31, 2016, and in other reports or documents KCG files with, or furnishes to, the SEC from time to time.

CONTACTS

Sophie Sohn	Jonathan Mairs
Communications & Marketing	Investor Relations
312-931-2299	201-356-1529
media@kcg.com	jmairs@kcg.com

KCG HOLDINGS, INC.	Exhibit 1
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$186,882	$223,938	$170,750
Commissions and fees	94,961	106,101	87,370
Interest, net	267	117	(596)
Investment income and other, net	37,804	15,268	4,358

Total revenues	319,914	345,424	261,882

Expenses
Employee compensation and benefits	76,092	97,586	109,471
Execution and clearance fees	73,742	73,634	62,598
Communications and data processing	36,376	35,657	34,240
Depreciation and amortization	22,234	21,905	20,726
Payments for order flow	13,090	12,655	14,935
Debt interest expense	9,191	9,492	10,911
Collateralized financing interest	9,609	9,163	8,859
Occupancy and equipment rentals	9,829	8,990	7,474
Professional fees	5,301	6,057	5,694
Business development	1,960	1,119	3,025
Debt extinguishment charges	—	—	25,006
Writedown of assets and other real estate related charges	—	—	6,327
Other	7,925	9,201	9,730

Total expenses	265,349	285,459	318,996

Income (loss) before income taxes	54,565	59,965	(57,114)
Income tax expense (benefit)	21,011	22,800	(37,952)

Net income (loss)	$33,554	$37,165	$(19,162)

Basic earnings (loss) per share	$0.39	$0.42	$(0.18)

Diluted earnings (loss) per share	$0.38	$0.41	$(0.18)

Shares used in computation of basic earnings (loss) per share	86,138	88,458	108,588

Shares used in computation of diluted earnings (loss) per share	88,214	89,605	108,588

	For the six months ended
	June 30, 2016	June 30, 2015
	(In thousands, except per share amounts)
Revenues
Trading revenues, net	$410,820	$379,545
Commissions and fees	201,062	187,331
Interest, net	384	(619)
Investment income and other, net	53,072	391,781

Total revenues	665,338	958,038

Expenses
Employee compensation and benefits	173,678	216,189
Execution and clearance fees	147,376	131,071
Communications and data processing	72,033	68,004
Depreciation and amortization	44,139	41,341
Payments for order flow	25,745	30,156
Debt interest expense	18,683	20,308
Collateralized financing interest	18,772	17,315
Occupancy and equipment rentals	18,819	14,814
Professional fees	11,358	16,875
Business development	3,079	4,882
Debt extinguishment charges	—	25,006
Writedown of assets and other real estate related charges	—	6,459
Other	17,126	16,604

Total expenses	550,808	609,024

Income before income taxes	114,530	349,014
Income tax expense	43,811	118,875

Net income	$70,719	$230,139

Basic earnings per share	$0.81	$2.08

Diluted earnings per share	$0.79	$2.02

Shares used in computation of basic earnings per share	87,326	110,890

Shares used in computation of diluted earnings per share	89,125	113,809

KCG HOLDINGS, INC.	Exhibit 2
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$492,497	$581,313
Cash and cash equivalents segregated under federal and other regulations	3,000	3,000
Financial instruments owned, at fair value:
Equities	2,556,172	2,129,208
Listed options	20,991	178,360
Debt securities	228,887	136,387
Other financial instruments	15	445

Total financial instruments owned, at fair value	2,806,065	2,444,400
Collateralized agreements:
Securities borrowed	1,888,295	1,636,284
Receivable from brokers, dealers and clearing organizations	1,318,607	681,211
Fixed assets and leasehold improvements, less accumulated depreciation and amortization	105,863	94,858
Investments	90,329	98,943
Goodwill and Intangible assets, less accumulated amortization	101,326	100,471
Deferred tax asset, net	151,058	151,225
Assets of businesses held for sale	8,194	25,999
Other assets	226,873	222,831

Total assets	$7,192,107	$6,040,535

LIABILITIES & EQUITY
Liabilities
Financial instruments sold, not yet purchased, at fair value:
Equities	$2,011,163	$1,856,171
Listed options	25,501	151,893
Debt securities	324,858	105,340

Total financial instruments sold, not yet purchased, at fair value	2,361,522	2,113,404
Collateralized financings:
Securities loaned	1,011,288	463,377
Financial instruments sold under agreements to repurchase	895,899	954,902

Total collateralized financings	1,907,187	1,418,279
Payable to brokers, dealers and clearing organizations	682,826	273,805
Payable to customers	83,680	17,387
Accrued compensation expense	87,017	154,547
Accrued expenses and other liabilities	158,445	134,026
Debt	452,694	484,989

Total liabilities	5,733,371	4,596,437

Equity
Class A Common Stock	1,090	1,060
Additional paid-in capital	1,458,752	1,436,671
Retained earnings	262,839	192,120
Treasury stock, at cost	(263,729)	(186,103)
Accumulated other comprehensive income	(216)	350

Total equity	1,458,736	1,444,098

Total liabilities and equity	$7,192,107	$6,040,535

KCG HOLDINGS, INC.	Exhibit 3
PRE-TAX EARNINGS (LOSS) BY BUSINESS SEGMENT
(In thousands)
(Unaudited)

	For the three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
Market Making
Revenues	$211,824	$258,918	$192,328
Expenses	171,314	183,429	187,926

Pre-tax earnings	40,510	75,489	4,402

Global Execution Services
Revenues	68,138	76,394	63,522
Expenses	66,454	70,133	73,459

Pre-tax earnings (loss)	1,684	6,261	(9,937)

Corporate and Other
Revenues	39,952	10,112	6,032
Expenses	27,581	31,897	57,611

Pre-tax earnings (loss)	12,371	(21,785)	(51,579)

Consolidated
Revenues	319,914	345,424	261,882
Expenses	265,349	285,459	318,996

Pre-tax earnings (loss)	$54,565	$59,965	$(57,114)

	For the six months ended
	June 30, 2016	June 30, 2015
Market Making
Revenues	$470,742	$416,876
Expenses	354,743	373,134

Pre-tax earnings	115,999	43,742

Global Execution Services
Revenues	144,532	527,788
Expenses	136,587	156,667

Pre-tax earnings	7,945	371,121

Corporate and Other
Revenues	50,064	13,374
Expenses	59,478	79,223

Pre-tax loss	(9,414)	(65,849)

Consolidated
Revenues	665,338	958,038
Expenses	550,808	609,024

Pre-tax earnings	$114,530	$349,014

KCG HOLDINGS, INC.	Exhibit 4
RECONCILIATION OF TOTAL REVENUES TO NET REVENUES
(In thousands)
(Unaudited)

	For the three months ended
	June 30, 2016	March 31, 2016	June 30, 2015
Total revenues per Consolidated Statements of Operations	$319,914	$345,424	$261,882
Less:
Execution and clearance fees	73,742	73,634	62,598
Payments for order flow	13,090	12,655	14,935
Collaterlaized financing interest	9,609	9,163	8,859
Gain from the sale of a portion of the Company’s investment in Bats	33,397	—	—

Net revenues	$190,076	$249,972	$175,490

	For the six months ended
	June 30, 2016	June 30, 2015
Total revenues per Consolidated Statements of Operations	$665,338	$958,038
Less:
Execution and clearance fees	147,376	131,071
Payments for order flow	25,745	30,156
Collaterlaized financing interest	18,772	17,315
Gain from the sale of a portion of the Company’s investment in Bats	33,397	—
Gain on sale of KCG Hotspot	—	385,026

Net revenues	$440,048	$394,470